Exhibit 10.1
PARTIAL LEASE TERMINATION AGREEMENT
THIS PARTIAL LEASE TERMINATION AGREEMENT (this “Agreement”) is entered into as of June 30, 2015, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).
RECITALS:
A.    Landlord and Tenant (formerly known as Exelixis Pharmaceuticals, Inc.) are parties to the Build-to-Suit Lease (“Original Lease”) dated May 12, 1999, whereby Tenant currently leases approximately 119,000 rentable square feet of space ("RSF") (the “Premises”) comprised of (i) the building located at 169 Harbor Way, South San Francisco, California (the "169 Building") containing approximately 49,000 RSF (referred to in the First Amendment as "Building 2"), and (ii) the building located at 170 Harbor Way, South San Francisco, California (the "170 Building") containing approximately 70,000 RSF (referred to in the First Amendment as "Building 1"). The Original Lease, as amended by (i) the First Amendment to Build-to-Suite Lease dated March 29, 2000, (ii) the Second Amendment to Build-to-Suite Lease dated January 31, 2001, and (iii) the Third Amendment to Build-to-Suite Lease dated May 24, 2001, is referred to herein as the "Lease".
B.    Tenant and Landlord desire to enter into this Agreement in order to terminate Tenant's lease of the 169 Building, and to release one another from their respective obligations thereunder, except as otherwise provided herein.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.
1.    EFFECTIVENESS OF THIS LEASE TERMINATION AGREEMENT. Landlord and Tenant hereby acknowledge and agree that, notwithstanding the full execution and delivery of this Agreement by Landlord and Tenant, this Agreement is expressly conditioned upon the full execution and delivery of a lease amendment (the “Alios Expansion Amendment”) by Landlord and Alios Biopharma, Inc., a Delaware corporation ("Alios") (the terms and conditions of which Alios Expansion Amendment shall be acceptable to Landlord in its sole and absolute discretion) expanding Alios' existing lease with Landlord to include the 169 Building following the “Termination Date,” as defined below (the “Condition Precedent”). Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to cause all or any portion of the Condition Precedent to be satisfied. The Lease shall remain unmodified and in full force and effect unless and until such time as the Condition Precedent is satisfied.
2.    TERMINATION OF THE LEASE. Landlord and Tenant hereby agree that, subject to the terms and conditions of Section 1 above, and conditioned upon the performance by the parties of the provisions of this Agreement, the Lease shall terminate and be of no further force or effect with respect to the 169 Building as of the date (the “Termination Date”), that is the later of (i) June 30, 2015, and (ii) the date that Tenant has completed the Decommissioning Process, as defined in Section 3, below. Effective as of the date of this Agreement, all rights of Tenant (if any) to renew or extend the Term (including without limitation, as set forth in Section 2.6 of the Original Lease), and any right or option to lease additional space, or right or option to purchase, are hereby terminated and are of no further force or effect.
3.    SURRENDER OF PREMISES. Tenant hereby agrees to vacate the Premises and surrender and deliver exclusive possession of the Premises to Landlord on or before the Termination Date in accordance with the provisions of the Lease; provided that, notwithstanding anything to the contrary contained in the Lease: (i) Landlord hereby agrees that there are no alterations, additions or improvements (collectively “Alterations”) which Landlord will require Tenant to remove: (ii) Landlord acknowledges that Alios has requested that Tenant leave in place all telephone, computer, data and other cabling and wiring, and to leave in place and sell to Alios the personal property owned by Tenant and listed in the First Amendment to that certain Release Agreement between Tenant and Alios dated

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May 21, 2015 (the “Sold FF&E”); and (iii) Landlord agrees that Tenant’s obligation to surrender the Premises with the HVAC in good working order shall be satisfied by paying to HCP the amount of $28,858.00 within forty-five (45) days of the date of this Agreement, which amount represents the cost of the work Landlord and Tenant agree Tenant is responsible for as reflected in the Western Allied bids attached hereto as Exhibit B. On or before the Termination Date, Tenant shall, at Tenant’s sole cost and expense, remove or cause to be removed from the Premises any and all furniture and equipment (other than the Sold FF&E), free-standing cabinet work, and other articles of personal property owned by Tenant, and such similar articles of any other persons claiming under Tenant and deliver the Premises to Landlord in a broom-clean condition, and with the Decommissioning Process complete. Tenant shall immediately repair at its own expense all damage to the Premises and the Building resulting from any such removal. If Tenant fails to complete such removal and/or repair any damage caused by such removal, Landlord may (but shall not be obligated to) do so and may charge the reasonable and actual cost thereof to Tenant. Tenant will be required to close all applicable permits and licenses (including without limitation, any radiation license) and complete the decommissioning process for the 169 Building as certified by a qualified third party industrial hygienist, and receive written closure from the applicable governmental agencies as required by applicable laws (the "Decommissioning Process").
4.    ADJUSTMENT TO MONTHLY MINIMUM RENTAL AMOUNTS.
4.1    Aggregate Monthly Minimum Rental. Notwithstanding the termination of Tenant's lease of the 169 Building, the amount of Monthly Minimum Rental payable by Tenant under the Lease shall not be reduced, and, subject to the following terms of this Section 4, the amount of Monthly Minimum Rental that would have been payable for the 169 Building pursuant to the terms of the First Amendment, shall instead by payable for the 170 Building, and added to the amount of Monthly Minimum Rental otherwise payable for the 170 Building under the Original Lease (collectively, the "Aggregate Monthly Minimum Rental").
4.2    Reduction of Aggregate Monthly Minimum Rental. Upon the commencement of Alios' lease of the 169 Building pursuant to the Alios Expansion Amendment (the "Alios 169 Lease"), the Aggregate Monthly Minimum Rental payable by Tenant shall be reduced by an amount equal to the amounts payable by Alios to Landlord as "Minimum Rental" for the 169 Building under the Alios Expansion Amendment (the "Rental Adjustment(s)"). The Aggregate Monthly Minimum Rental, and the amounts of the Rental Adjustments, are set forth on Exhibit A attached hereto.
5.    OPERATING EXPENSES. During the first two (2) months of the Alios 169 Lease, Alios will not be required to pay Operating Expenses with respect to the 169 Building (the "Operating Expense Abatement"). During such period, the Rental Adjustment shall be reduced by the amount of Operating Expenses that would otherwise have been paid by Alios, but for such Operating Expense Abatement.
6.    REPRESENTATIONS OF TENANT. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned all or any portion of its interest in the Lease, and there are no subleases currently in effect with respect to the 169 Building; (b) no other person, firm or entity has any right, title or interest in the Lease with respect to the 169 Building; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease with respect to the 169 Building without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the 169 Building, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 5 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.
7.    CONTINUING LIABILITY. Notwithstanding the termination of the Lease and the release of liability provided for herein, except as expressly set forth in this Agreement, Tenant shall remain liable, with respect to the period of its tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, Tenant’s payment of reconciliation of Operating Expenses) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains

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possession of the 169 Building or any part thereof after the Termination Date, then the provisions of Section 2.5 of the Original Lease shall apply.
8.    CONNECTOR BRIDGE. The "Connector Bridge", as defined in Section 1(b) of the First Amendment shall be deemed to be a part of the 170 Building, and shall continue to be a part of the Premises leased by Tenant under the Lease, as amended hereby. Landlord or Alios shall have the right to demise and secure the 169 Building so that there is no access from the Connector Bridge to the 169 Building.
9.    SECURITY DEPOSIT. The Security Deposit held by Landlord with respect to the 169 Building, in the amount of $131,810.00, will be returned to Tenant (or, at Tenant's option, credited against other amounts owing from Tenant to Landlord under the Lease) promptly following the Termination Date.
10.    ATTORNEYS’ FEES. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.
11.    DISPOSITION OF PERSONAL PROPERTY. Notwithstanding the above, Tenant shall continue to have access to the 169 Building through and including the Termination Date in order to remove all of its personal property, equipment and signage other than the Sold FF&E (“Personal Property”) from the Premises. In the event that Tenant does not remove its Personal Property from the 169 Building prior to such Termination Date, Tenant acknowledges that Landlord shall be entitled, but shall not be obligated, to dispose of said Personal Property in any manner it deems fit, and charge the cost of such disposal to Tenant. Tenant hereby waives any rights it may have to notice under California Civil Code sections 1980 et seq. with respect to such Personal Property.
12.    GOVERNING LAW. This Agreement shall be governed and construed under the laws of the State of California.
13.    COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.
14.    BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.
15.    TIME OF THE ESSENCE. Time is of the essence of this Agreement and the provisions contained herein.
16.    FURTHER ASSURANCES. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.
17.    VOLUNTARY AGREEMENT. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.
18.    DEFINED TERMS. All terms defined in the Lease when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Agreement.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

“LANDLORD”
BRITANNIA POINTE GRAND
LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	HCP-Pointe Grand, Incorporated, a Delaware corporation, its general partner
By: /s/ Jonathan M. Bergschneider
Jonathan M. Bergschneider,
Executive Vice President
“TENANT”
EXELIXIS, INC.,
a Delaware corporation
By: /s/ Deborah Burke
Name: Deborah Burke
Its: SVP & CFO
By:
Name:
Its:

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EXHIBIT A
AGGREGATE MONTHLY MINIMUM RENTAL
AND REDUCTION AMOUNTS

Date	170 Building Minimum Monthly Rent	169 Building Minimum Monthly Rent	Aggregate Minimum Monthly Rent	Alios Minimum Monthly Rent	Resulting Minimum Monthly Rent
*7/1/2015	$205,100	$191,049	$396,149	$0	$396,149
*8/1/2015	$205,100	$191,049	$396,149	$0	$396,149
9/1/2015	$205,100	$191,049	$396,149	$91,875	$304,274
10/1/2015	$205,100	$191,049	$396,149	$91,875	$304,274
11/1/2015	$205,100	$191,049	$396,149	$91,875	$304,274
12/1/2015	$205,100	$191,049	$396,149	$91,875	$304,274
1/1/2016	$205,100	$191,049	$396,149	$91,875	$304,274
2/1/2016	$205,100	$191,049	$396,149	$91,875	$304,274
3/1/2016	$205,100	$191,049	$396,149	$91,875	$304,274
4/1/2016	$205,100	$191,049	$396,149	$91,875	$304,274
5/1/2016	$209,300	$194,683	$403,983	$183,750	$220,233
6/1/2016	$213,500	$198,318	$411,818	$183,750	$228,068
7/1/2016	$213,500	$198,318	$411,818	$183,750	$228,068
8/1/2016	$213,500	$198,318	$411,818	$183,750	$228,068
9/1/2016	$213,500	$198,318	$411,818	$189,263	$222,556
10/1/2016	$213,500	$198,318	$411,818	$189,263	$222,556
11/1/2016	$213,500	$198,318	$411,818	$189,263	$222,556
12/1/2016	$213,500	$198,318	$411,818	$189,263	$222,556
1/1/2017	$213,500	$198,318	$411,818	$189,263	$222,556
2/1/2017	$213,500	$198,318	$411,818	$189,263	$222,556
3/1/2017	$213,500	$198,318	$411,818	$189,263	$222,556
4/1/2017	$213,500	$198,318	$411,818	$189,263	$222,556
5/1/2017	$106,750	$99,159	$205,909	$94,631	$111,278
Total	$4,715,550	$4,385,828	$9,101,378	$3,078,731	$6,022,647

Note that the foregoing dates and amounts may be subject to change if the Termination Date occurs after June 30, 2015.
*Subject to Section 5 of this Agreement.

Exhibit A
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EXHIBIT B
[Bids attached]

Exhibit B

WESTERN ALLIED
MECHANICAL, INC

1180 O'Brien Drive • Menlo Park, CA
650-326-0750 • www.westernallied.com
Licence No.826782

June 25, 2015 **Bid No. 24195**

Exelixis Pharmaceuticals
249 East Grand Avenue
South San Francisco, CA 94080

Attn: Mariana Cobo-Mier, Steve Simpson
Email: mcobomier@exelixis.com; ssimpson@exelixis.com

Re: Building 169 – Rooftop units – replace box filters.

Western Allied Mechanical is pleased to propose the following scope of work per your request:

- Remove and replace the fouled box filters on all (7) Energy Labs air handlers with new.
- Properly dispose of fouled box filters.

Our price for the scope of work above, including labor, material and sales tax is $10,325.00.

Material	$ 6,634.74
Tax	$ 547.37
Labor	$ 3,142.89

All work will be performed during our normal service hours, Monday through Friday, 8:00 am to 4:30 pm.

Any further labor and material found to be needed in the course of performing this proposal will be brought to your attention. We will, upon your decision and approval, either perform the additional work on a time and material basis or quote an addendum to this proposal.

The above price **excludes** all work associated with hazardous materials (lead, asbestos, etc.).

Please sign this proposal and return the original to us. We will schedule the work upon receipt of the signed contract.

Date: ______________ Acknowledgment: ____________________________

From ______________________
Robert E. Monaghan
David Cook

24195- 169 Harbor SSF (Exelixis) Replace rooftop box filters - 062515

STATE CONTRACTOR LICENSE NO. 826782

Exhibit B

WESTERN ALLIED
MECHANICAL, INC

1180 O'Brien Drive • Menlo Park, CA
650-326-0750 • www.westernallied.com

Licence No. 826782

June 25, 2015 **Bid No. 24194A**

Exelixis Pharmaceuticals
249 East Grand Avenue
South San Francisco, CA 94080

Attn: Mariana Cobo-Mier, Steve Simpson
Email: mcobomier@exelixis.com; ssimpson@exelixis.com

Re: 169 Harbor, SSF – Due Diligence repairs.

Western Allied Mechanical is pleased to propose the following scope of work per your request:

~~**Item #1: AH-1 – Energy Labs M# worn off S# worn off.**~~

- ~~Unit in good operating condition.~~
- ~~See line item #8 for box filters and separate quote for rust abatement and paint.~~

~~**Item #2: AH-2 – Energy Labs M# worn off S# worn off.**~~

- ~~Clean outdoor coil(s) (condenser).~~
- ~~Rinse the coil(s) with clear water.~~
- ~~See line item #8 for box filters and separate quote for rust abatement and paint.~~

~~Our price for the scope of work above, including labor, material and sales tax is $575.00.~~

Item #3: AH-3 – Energy Labs M# worn off S# worn off.

- Remove and replace the failing supply fan motor with new.
- Remove and replace the worn drive sheave with new.
- Remove and replace the worn belts with new.
- Verify proper belt tension and alignment.
- ~~Clean outdoor coil(s) (condenser).~~
- ~~Rinse the coil(s) with clear water.~~
- Start up and verify proper operation.
- See line item #8 for box filters and separate quote for rust abatement and paint.

Our price for the scope of work above, including labor, material and sales tax is $3,950.00.

Item #4: AH-4 – Energy Labs M# worn off S# worn off.

- Remove and replace the failing motor bearings with new.
- Remove and replace the worn drive sheave with new.
- Remove and replace the worn belts with new.
- Verify proper belt tension and alignment.
- ~~Clean outdoor coil(s) (condenser).~~
- ~~Rinse the coil(s) with clear water.~~
- Start up and verify proper operation.
- See line item #8 for box filters and separate quote for rust abatement and paint.

Our price for the scope of work above, including labor, material and sales tax is $1,975.00.

STATE CONTRACTOR LICENSE NO. 826782

Exhibit B

Item #5: AH-5 – Energy Labs M# worn off S# worn off.

- Remove and replace the failing motor bearings with new.
- ~~Clean outdoor coil(s) (condenser).~~
- ~~Rinse the coil(s) with clear water.~~
- Start up and verify proper operation.
- See line item #8 for box filters and separate quote for rust abatement and paint.

Our price for the scope of work above, including labor, material and sales tax is $925.00.

Item #6: AH-6 – Energy Labs M# worn off S# worn off.

- Remove and replace the worn drive sheave with new.
- Remove and replace the worn belt with new.
- Verify proper belt tension and alignment.
- Start up and verify proper operation.
- See line item #8 for box filters and separate quote for rust abatement and paint.

Our price for the scope of work above, including labor, material and sales tax is $1,375.00.

~~**Item #7: AH-7 – Energy Labs M# worn off S# worn off.**~~

- ~~Unit in good operating condition.~~
- ~~See line item #8 for box filters and separate quote for rust abatement and paint.~~

Item #8: AH-1 through -7 – Replace the box filters.

- See Proposal 24195.

~~**Item #9: Boiler 1 – Camus M# DFNH3500MHI-SC S# 031215367.**~~

- ~~Unit is in good operating condition as it is a newer unit.~~

~~**Item #10: Boiler 2 – Camus M# DFNA3500MHI-SC S# 031215366.**~~

- ~~Unit is in good operating condition as it is a newer unit.~~

Item #11: CAC-1 – ACP M# 04S-380P-3 S# 0000-01-904 (Air dryer is new.)

- Disconnect and remove the failing compressor on Pump #2 from the unit.
- Install the new compressor in its place.
- Remove and replace the worn line filter drier with new.
- Start up system and verify proper operation.

Our price for the scope of work above, including labor, material and sales tax is $4,650.00.

~~**Item #12: CH-1 – Carrier M# 30XAB20065-OB-C3 S# 2812Q92690**~~

- ~~Unit is in good operating condition as it is a newer unit.~~

~~**Item #13: CH-2 – Carrier M# 30GXN204-AX6-FQ S# 4300F39856**~~

- ~~Unit is operable as a back-up but will need replacing in the near future.~~

24194 - 169 Harbor SSF (Landmark) Due diligence repairs - 062415

STATE CONTRACTOR LICENSE NO. 312875

Exhibit B

Item #14: CH-3 (Process Chiller) – Carrier M# 30RAN010A-611KA S# 3207Q03480

- Unit is in good condition but has not been operational in years.

Item #15: CH-4 – Carrier M# 30RAN010A-611KA S# 3307Q03529.

- Unit is in good condition but has not been operational in years.

Item #16: CR134 (Walk-in Cooler) – Bohn M# not visible S# not visible.

- Unit is locked off. Could not verify operations.

Item #17: CU-1A (Server Room) – Carrier M# 38AK-007-611 S# 3400G04080.

- Unit is in good condition but has a small refrigerant leak.
- Recommend leak check and repair.

Our price for the scope of work above, including labor, material and sales tax is $1,350.00.

Item #18: CU-1B (Server Room) – Carrier M# 38AK-007-611 S# 3400G04080.

- Unit is in good operating condition.

Item #19: CU-X (Serves 2nd floor Electrical Room) – Carrier M# 38BNB024311 S# 1505V03570.

- Unit is in good operating condition.

Item #20: CU-2 (Serves 1st floor Lab) – Carrier M# 38TRA018-321 S# 38TRA018320.

- Unit is in good operating condition.

Item #21A: CWP-1 - Bell & Gossett M# 3BC 9.500 BF 1510

- Unit is currently undergoing VFD repairs.
- When VFD repairs are completed, the unit will need to be evaluated for other repairs.

Item #21B: CWP-2 – Bell & Gossett M# 3BC 9.500 BF 1510

- Per Exelixis, no action at this time.

Item #21C: CWP-3 – Bell & Gossett M# 3BC 9.500 BF 1510

- Remove and replace the failing motor bearings with new.
- Remove and replace the failing pump bearing assembly with new.
- Remove and replace the worn volute gasket and seal with new.
- Start system and verify proper operation.

Our price for the scope of work above, including labor, material and sales tax is $ 4,333.00.

Item #22: Domestic Hot Water – State Sandblaster / Electric Heat M# CMIF-4 S# 18158

- Unit is in good operating condition.

24194 - 169 Harbor SSF (Landmark) Due diligence repairs - 062415

STATE CONTRACTOR LICENSE NO. 312875

Exhibit B

~~Item #23: EF-1 – Loren Cook M# 300CPS-A S# worn off.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

Item #24: EF-2 – Loren Cook M# 490CPS-A S# worn off.

- Remove and replace the worn motor bearings with new.
- Start up and verify proper operation.
- See separate quote for rust abatement and paint.

Our price for the scope of work above, including labor, material and sales tax is $1,325.00.

~~Item #25: EF-3 – Loren Cook M# 490CPS-A S# worn off.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

~~Item #26: EF-4 – Loren Cook M# 300CPS-A S# worn off.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

~~Item #27: EF-5 – Loren Cook M# 490CPS-A S# worn off.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

~~Item #28: EF-6 – Loren Cook M# 365CPS-A S# worn off.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

~~Item #29: EF-7 – Loren Cook M# 490CPS-A S# worn off.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

~~Item #30: EF-8 – Loren Cook M# 120CP3-33 S# worn off.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

~~Item #31: EF-9 – Loren Cook M# 365CPS-A S# worn off.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

~~Item #32: EF-X – Greenheck M# SWB-12-LMPX-OD S# 00H14131.~~

- ~~Unit is in good operating condition.~~
- ~~See separate quote for rust abatement and paint.~~

~~Item #33: FR133 (Freezer) – No Info. M# not visible S# not visible.~~

- ~~Unit is locked off. Could not verify operations.~~

24194 - 169 Harbor SSF (Landmark) Due diligence repairs - 062415

STATE CONTRACTOR LICENSE NO. 312875

Exhibit B

~~Item #34: HWP-1 – Bell & Gossett M# 1510 S# not available.~~

- ~~Unit is in good operating condition~~

~~Item #35: HWP-2 – Bell & Gossett M# 1510 S# not available.~~

- ~~Unit is in good operating condition.~~

~~Item #36: Industrial Hot Water – Laars Might Therm M# PW0175CN12CBACN S# B00CH0096.~~

- ~~Remove and replace the worn pilot assembly with new.~~
- ~~Start up and verify proper operation.~~

~~Our price for the scope of work above, including labor, material and sales tax is $1,375.00.~~

All work will be performed during our normal service hours, Monday through Friday, 8:00 am to 4:30 p.m.

Any further labor and material found to be needed in the course of performing this proposal will be brought to your attention. We will, upon your decision and approval, either perform the additional work on a time and material basis or quote an addendum to this proposal.

The above price **excludes** all work associated with hazardous materials (lead, asbestos, etc.).

Please sign this proposal and return the original to us. We will schedule the work upon receipt of the signed contract.

Date: ______________ Acknowledgment: ____________________________

From Rob Monaghan

Robert E. Monaghan
David Cook

24194 - 169 Harbor SSF (Landmark) Due diligence repairs - 062415

STATE CONTRACTOR LICENSE NO. 312875

Exhibit B